Exhibit23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-233077 and No. 333-233078) of MainStreet Bancshares, Inc. of our report, dated March 23, 2020, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of MainStreet Bancshares, Inc. and Subsidiary for the year ended December 31, 2019.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

March 23, 2020